Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Announce Second Quarter 2013 Earnings on August 6, 2013

Stamford, CT. July 23, 2013 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that it plans to release its second quarter financial results for the period ended June 30, 2013 on August 6, 2013 before the market opens.

In connection with the earnings release, management will host an earnings conference call on Tuesday, August 6, 2013 at 10:30 A.M. Eastern time. A copy of the earnings release will be posted to the Investor Relations section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (800) 575-5790 (from within the U.S. and Canada) or (719) 457-2638 (from outside of the U.S. and Canada) ten minutes prior to the selected start and referencing the passcode “7828965”.

A webcast of the conference call will be available to the public on a listen only basis at http://www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to the earnings release an accompanying presentation will be posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 12:30 P.M. Eastern time on Thursday, September 5, 2013 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “7828965”.

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2013, Aircastle’s aircraft portfolio consisted of 158 aircraft on lease with 66 customers located in 36 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited